As filed with the Securities and Exchange Commission on April 8, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2027651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Blvd., Round Rock, Texas	78664
(Address of principal executive offices)	(zip code)

TSS, INC. 2015 OMNIBUS INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Anthony Angelini

Chief Executive Officer

TSS, Inc.

110 E. Old Settlers Blvd.,

Round Rock, Texas 78664

(512) 310-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher R. Johnson, Esq.

Miles & Stockbridge P.C.

100 Light Street

Baltimore, Maryland 21202

(410) 727-6464

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed by TSS, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) to register an additional 3,000,000 shares of common stock, par value $.0001 per share, reserved for issuance under the Registrant’s 2015 Omnibus Incentive Compensation Plan as approved by the Registrant’s stockholders at a meeting held on June 10, 2021. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s earlier registration statement on Form S-8 filed with the Commission on September 24, 2015 (Registration No. 333-207114) to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the United States Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement, excluding information and exhibits deemed furnished (but not filed) pursuant to Item 2.02, Item 7.01 or Item 9.01 of our Forms 8-K listed below:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 30, 2022; and

(b) the description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on July 27, 2007 (File No. 001-33627) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated by reference herein and are a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

You may obtain a copy of any of the above-referenced filings, without charge, by written or oral request directed to TSS, Inc., 110 E. Old Settlers Blvd., Round Rock, Texas 78664, Attention: Investor Relations, telephone: (512) 310-1000.

Item 8.   Exhibits.

Exhibit No.	Description of Exhibit

4.1

Second Amended and Restated Certificate of Incorporation (previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 25, 2007, and incorporated herein by reference).

4.2

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (previously filed with the Commission as Exhibit A-1 to the Registrant’s Definitive Proxy Statement filed on May 22, 2007, and incorporated herein by reference).

4.3

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (previously filed with the Commission as Exhibit A to the Registrant’s Definitive Proxy Statement filed on April 29, 2011, and incorporated herein by reference).

4.4

Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 7, 2013, and incorporated herein by reference).

4.5

Amended and Restated By-laws (previously filed with the Commission as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 No. 333-142906, filed on May 14, 2007, and incorporated herein by reference).

4.6

Specimen of common stock certificate (previously filed with the Commission as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-123504) and amendments thereto, declared effective July 13, 2005, and incorporated herein by reference).

5.1*	Opinion of Miles & Stockbridge P.C.

23.1*	Consent of Weaver and Tidwell, L.L.P.

23.2*	Consent of Miles & Stockbridge P.C. (incorporated herein by reference from Exhibit 5.1).

24.1*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.3	TSS, Inc. 2015 Omnibus Incentive Compensation Plan (previously filed with the Commission in the Registrant’s Definitive Proxy Statement filed on April 30, 2015, and incorporated herein by reference).

107.1*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Round Rock, Texas, on April 8, 2022.

TSS, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Angelini as his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on the dates and in the capacities indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Name	Position	Date

/s/ Anthony Angelini	Chief Executive Officer, President and Director (Principal Executive Officer)	April 8, 2022
Anthony Angelini

/s/ Peter H. Woodward	Chairman of the Board	April 8, 2022
Peter H. Woodward

/s/ Richard M. Metzler	Director	April 8, 2022
Richard M. Metzler